POWER OF ATTORNEY

This Power of Attorney is made on March 5, 2024.

I, Nadine Duchemin-Leslie, as a member of the Board of Directors of Middlesex Water Company hereby appoint the Corporate Secretary or Assistant Corporate Secretary of Middlesex Water Company as Attorney-in-Fact on my behalf to prepare, sign and file SEC Form 4 with respect to those transactions required to be reported, including but not limited to, change in ownership of any equity security, under Section 403 of the Sarbanes-Oxley Act of 2002 as the same amends Section 16 (a) of the Securities Exchange Act of 1934. I further authorize my Attorney-in-Fact to do any and all things necessary on my behalf to accomplish the foregoing in order that SEC Form 4 may be filed timely in accordance with the provisions of the Securities Exchange Act of 1934, as the same may be amended from time to time.

This Power of Attorney shall not be affected by subsequent disability or incapacity of the undersigned, or lapse of time.

By signing below, I acknowledge that I have received a copy of this Power of Attorney and that I understand its terms.

Witness:

/s/ Lorrie B. Ginegaw

/s/ Nadine Duchemin-Leslie

State of New Jersey County of Middlesex

I certify that on March 5, 2024, Nadine Duchemin-Leslie came before me and stated to my satisfaction that this person:

(a)	was the maker of the above instrument, and
(b)	executed this instrument as his/her own act.

/s/Yvonne S. Nieto Notary Public